UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

Cole Credit Property Trust IV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016

(Address of principal executive offices)

(Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 17, 2014, Thomas W. Roberts was appointed as a director, the chief executive officer and the president of Cole Credit Property Trust IV, Inc. (the “Company”) by the Company’s board of directors. Mr. Roberts also has served as executive vice president and head of real estate investments of Cole REIT Advisors IV, LLC (“CCPT IV Advisors”), the Company’s advisor, since January 2013 and previously served as the executive vice president and managing director of real estate of CCPT IV Advisors from July 2010 until January 2013. In addition, Mr. Roberts, age 55, serves or served in the following positions for certain other programs sponsored by Cole Capital®:

Entity	Position(s)	Dates
Cole REIT Advisors, LLC, Cole REIT Advisors II, LLC, Cole REIT Advisors III, LLC, Cole Capital Partners, LLC, Cole Capital Advisors, Inc.

	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	September 2009 – January 2013
Cole Corporate Income Advisors, LLC	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	April 2010 – January 2013
Cole Corporate Income Advisors II, LLC	Executive vice president and head of real estate investments	February 2013 – Present
Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC
	Executive vice president and head of real estate investments	January 2013 – Present
	Executive vice president and managing director of real estate	January 2012 – January 2013
Cole REIT Advisors V, LLC	Executive vice president and head of real estate investments	December 2012 – Present
Cole Realty Advisors, Inc.	Executive vice president and head of real estate investments	June 2013 – Present
	President	September 2009 – June 2013

In his position as executive vice president and head of real estate investments of the aforementioned entities, Mr. Roberts has overseen more than $20 billion of real estate transactions, including more than $10 billion of single-tenant retail, $5 billion of office and industrial and more than $5 billion of multi-tenant retail. Prior to joining Cole Capital and its affiliates, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Mr. Roberts did not enter into an employment agreement with the Company in connection with his appointment as the Company’s chief executive officer and president, and the appointment of Mr. Roberts as a director and as the chief executive officer and president of the Company was not made pursuant to any arrangement or understanding between Mr. Roberts and any other person. Mr. Roberts has not had any direct or indirect material interests in any transaction with the Company or to which the Company is a party or in any currently proposed transaction with the Company or to which the Company is a party. Mr. Roberts replaces Nicholas S. Schorsch, who resigned as a director and as the chief executive officer and president of the Company effective as of December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014	COLE CREDIT PROPERTY TRUST IV, INC.

	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer